Exhibit 1.1

EXECUTION COPY

Intel Corporation

2.450% Senior Notes Due 2020
3.100% Senior Notes Due 2022
3.700% Senior Notes Due 2025
4.900% Senior Notes Due 2045

Underwriting Agreement

New York, New York

July 22, 2015

To the Underwriters named in

Schedule II hereto

c/o Merrill Lynch, Pierce, Fenner & Smith

Incorporated

One Bryant Park
New York, NY 10036

c/o Wells Fargo Securities, LLC
550 South Tryon Street
Charlotte, North Carolina 28202

Ladies and Gentlemen:

Intel Corporation, a corporation organized under the laws of the State of Delaware (the “Company”), proposes to sell to the several underwriters named in Schedule II hereto (the “Underwriters”), for whom Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC are acting as representatives (the “Representatives”), the principal amount of its securities identified in Schedule I hereto (the “Securities”), to be issued under an indenture dated as of March 29, 2006, as supplemented by the first supplemental indenture (as so supplemented, the “Base Indenture”) dated as of December 3, 2007 between the Company and Wells Fargo Bank, N.A., as successor trustee (the “Trustee”), together with a supplemental indenture to be dated as of the Closing Date (as defined herein) with respect to the Securities (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”).  To the extent there are no additional Underwriters listed on Schedule I other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires.  Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms

“amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference.  Certain terms used herein, but not otherwise defined elsewhere, are defined in Section 19 hereof.

1.                                      Representations and Warranties.  The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

(a)                                 The Company meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission: an automatic shelf registration statement, as defined in Rule 405 (the file number of which is set forth in Schedule I hereto) on Form S-3, including a related Base Prospectus, for registration under the Act of the offering and sale of the Securities.  Such Registration Statement, including any amendments thereto filed prior to the Execution Time, became effective upon filing. The Company may have filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more preliminary prospectus supplements relating to the Securities, each of which has previously been furnished to you.  The Company will file with the Commission a final prospectus supplement relating to the Securities in accordance with Rule 424(b).  As filed, such final prospectus supplement shall comply in all material respects with the applicable requirements of the Act, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein.  The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x).  The initial Effective Date of the Registration Statement was not earlier than the date three years before the Execution Time.

(b)                                 On each Effective Date, the Registration Statement did, and when the Final Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein), the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act and the Trust Indenture Act; on each Effective Date and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; on the Effective Date and on the Closing Date the Indenture did or will comply in all material respects with the applicable requirements of the Trust Indenture Act; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not

2

misleading; provided, however, that the Company makes no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee or (ii) the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(c)                                  (i) The Disclosure Package, taken together with the underwriting commissions and net proceeds set forth in the Final Prospectus, and (ii) each electronic road show, when taken together as a whole with the Disclosure Package, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(d)                                 (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption in Rule 163, and (iv) at the Execution Time (with such date being used as the determination date for purposes of this clause (iv)), the Company was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405.  The Company agrees to pay the fees required by the Commission relating to the Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(e)                                  (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Securities and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

3

(f)                                   Each Issuer Free Writing Prospectus and the final term sheet prepared and filed pursuant to Section 5(b) hereto does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein by reference and any prospectus supplement deemed to be a part thereof that has not been superseded or modified.  The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(g)                                  The documents incorporated by reference in the Disclosure Package and the Final Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Disclosure Package and the Final Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act, and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(h)                                 The financial statements, and the related notes thereto, of the Company included or incorporated by reference in the Disclosure Package and the Final Prospectus present fairly, in all material respects, the consolidated financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their consolidated cash flows for the periods specified; and said financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis, except as described in the notes to such financial statements; and the supporting schedules incorporated by reference in the Disclosure Package and the Final Prospectus present fairly, in all material respects, the information required to be stated therein; and the other financial and statistical information and any other financial data set forth in the Disclosure Package and the Final Prospectus present fairly, in all material respects, the information purported to be shown thereby at the respective dates or for the respective periods to which they apply and, to the extent that such information is set forth in or has been derived from the financial statements and accounting books and records of the Company, have been prepared on a basis consistent with such financial statements and the books and records of the Company.  The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus have been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

4

(i)                                     Since the respective dates as of which information is given in the Disclosure Package and the Final Prospectus, (A) there has not been any material change in the capital stock or long-term debt of the Company or any of its subsidiaries listed on Schedule V hereto (each, a “Significant Subsidiary” and collectively, the “Significant Subsidiaries”), or any issuance of any options, warrants, convertible securities or rights to purchase capital stock of the Company or any of the Significant Subsidiaries (except for the issuance of options or the issuance or vesting of stock awards or restricted stock units pursuant to the Company’s equity incentive plans existing on the date hereof or any shares issued pursuant to “earnout” provisions in any completed acquisition by the Company, and except for repurchases of common stock pursuant to the Company’s previously announced common stock repurchase authorization), or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”), otherwise than as set forth or contemplated in the Disclosure Package and the Final Prospectus, (B) except as set forth or contemplated in the Disclosure Package and the Final Prospectus, the Company has not declared or paid any dividends or made any distribution of any kind with respect to its capital stock, and (C) except as set forth or contemplated in the Disclosure Package and the Final Prospectus, neither the Company nor any of its Significant Subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries, taken as a whole.

(j)                                    The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Disclosure Package and the Final Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a Material Adverse Effect.

(k)                                 Each of the Company’s Significant Subsidiaries has been duly incorporated and is validly existing as a corporation under the laws of its jurisdiction of incorporation, with corporate power and authority to own its properties and conduct its business as described in the Disclosure Package and the Final Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each jurisdiction in which it owns or leases properties or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a Material Adverse Effect; and all the outstanding shares of capital stock of each Significant Subsidiary of the Company have been duly authorized and validly issued, are fully paid and non-assessable, and are owned by the Company, directly or indirectly, free and clear of all liens, encumbrances, security interests and claims.

5

(l)                                     This Agreement has been duly authorized, executed and delivered by the Company.

(m)                             Except for stock purchase plans, there are no contracts, commitments, agreements, arrangements, understandings or undertakings of any kind to which the Company is a party, or by which it is bound, granting to any person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or requiring the Company to include such securities with the Securities registered pursuant to the Registration Statement.

(n)                                 The Securities have been duly authorized by the Company, and when duly executed, authenticated, issued and delivered as provided in the Indenture (assuming due authentication of the Securities by the Trustee) and paid for as provided herein will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and except that rights to indemnification and contribution thereunder may be limited by federal or state securities laws or public policy relating thereto; and the Securities will conform to the descriptions thereof in the Disclosure Package and the Final Prospectus.

(o)                                 The Base Indenture has been duly qualified under the Trust Indenture Act. On the Closing Date, the Indenture will have been duly authorized, executed and delivered by the Company and the Indenture will be a valid and binding instrument of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity), and the Indenture will conform to the description thereof in the Disclosure Package and the Final Prospectus.

(p)                                 The Company is not, nor with the giving of notice or lapse of time or both would it be, in violation of or in default under, its Certificate of Incorporation or Bylaws.  The issue and sale of the Securities and the performance by the Company of all its obligations under the Securities, the Indenture and this Agreement, and the consummation of the transactions herein and therein contemplated, will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Significant Subsidiaries under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Significant Subsidiaries is a party or by which the Company or any of its Significant Subsidiaries is bound or to which any of the property or assets of

6

the Company or any of its Significant Subsidiaries is subject, except as would not result in a Material Adverse Effect or materially impair the Company’s ability to perform its obligations contemplated by this Agreement, the Securities or the Indenture, nor will any such action result in any violation of the provisions of the Certificate of Incorporation or the Bylaws of the Company or, except as would not result in a Material Adverse Effect or materially impair the Company’s ability to perform its obligations contemplated by this Agreement, the Securities or the Indenture, any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, its Significant Subsidiaries or any of their respective properties; and no consent, approval, authorization, order, license, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement or the Indenture, except such consents, approvals, authorizations, orders, licenses, registrations or qualifications as have been obtained as of the Execution Time and as may be required under state securities or Blue Sky Laws in connection with the purchase and distribution of the Securities by the Underwriters.

(q)                                 The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Final Prospectus, will not be required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(r)                                    Ernst & Young LLP, who have audited the consolidated financial statements of the Company as of December 27, 2014, are a registered independent public accounting firm as required under the Act.

Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters pursuant to this Agreement shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

2.                                      Purchase and Sale.  Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price set forth in Schedule I hereto the principal amount of the Securities set forth opposite such Underwriter’s name in Schedule II hereto.

3.                                      Delivery and Payment.  Delivery of and payment for the Securities shall be made on the date and at the time specified in Schedule I hereto or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”).  Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the

7

Company.  Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

4.                                      Offering by Underwriters.  It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Final Prospectus.

5.                                      Agreements.  The Company agrees with the several Underwriters that:

(a)                                 During any period when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), the Company will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Prospectus) to the Base Prospectus (x) unless the Company has furnished you a copy of such proposed amendment or supplement for your review prior to filing and (y) will not file any such proposed amendment or supplement to which you reasonably object, (except, in the case of subclause (y), for (i) an amendment or supplement consisting solely of the filing of a document required to be filed under the Exchange Act or (ii) a supplement relating to any offering of securities other than the Securities, subject to Section 5(i)).  Subject to the foregoing sentence, the Company will cause the Final Prospectus, properly completed, and any amendment or supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed.  The Company will promptly advise the Representatives (i) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose.  The Company will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b)                                 To prepare a final term sheet, containing solely a description of final terms of the Securities and the offering thereof, in the form approved by you and attached as Schedule IV hereto and to file such term sheet pursuant to Rule 433(d) within the time required by such Rule.

8

(c)                                  If, at any time prior to the filing of the Final Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Company will (i) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

(d)                                 If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Final Prospectus to comply with the Act or the Exchange Act, including in connection with the use or delivery of the Final Prospectus, the Company promptly will (i) notify the Representatives of any such event, (ii) prepare and file with the Commission, subject to paragraph (a) of this Section 5, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (iii) use its best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in the use of the Final Prospectus and (iv) supply any supplemented or amended Final Prospectus to you in such quantities as you may reasonably request.

(e)                                  As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(f)                                   The Company will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request.

(g)                                  The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may reasonably request and will maintain such qualifications in effect so long as reasonably required for the distribution of the Securities and, subject to the proviso in Section 5(k),

9

will pay all fees and expenses (including fees and disbursements of counsel to the Underwriters) in connection with such qualification and in connection with the determination of the eligibility of the Securities for investment under the laws of such jurisdictions as the Representatives may designate; provided that in no event shall the Company be obligated (i) to qualify to do business in any jurisdiction where it is not now so qualified, (ii) to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject or (iii) to subject itself to taxation in any jurisdiction if it is not now otherwise so subject.

(h)                                 The Company agrees that, unless it has or shall have obtained the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a Free Writing Prospectus required to be filed by the Company with the Commission or retained by the Company under Rule 433, other than a free writing prospectus containing the information contained in the final term sheet prepared and filed pursuant to Section 5(b) hereto; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Issuer Free Writing Prospectuses included in Schedule III hereto and any electronic road show.  Any such Free Writing Prospectus consented to by the Representatives or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(i)                                     The Company will not, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any debt securities issued or guaranteed by the Company (other than the Securities or securities that may be issued or guaranteed by the Company, from time to time, in connection with any Additional Debt Financing (as defined in the Preliminary Prospectus) that has been publicly announced or, if no offering document has been filed with the Commission, has been disclosed to the Representatives as promptly as practicable after the commencement of such offering) or publicly announce an intention to effect any such transaction, until the Business Day set forth on Schedule I hereto.

10

(j)            The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(k)           The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration of the Securities under the Exchange Act; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (viii) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (x) all other costs and expenses incident to the performance by the Company of its obligations hereunder.  It is understood, however, that except as provided in this Section and Sections 7 and 8 hereof, the Underwriters will pay all of their own costs and expenses, including the fees and disbursements of their counsel and any advertising expenses connected with any offers they may make.  The Underwriters severally agree to reimburse the Company for its reasonable, documented, out-of-pocket costs and expenses incurred in connection with the offering of Securities hereby in an amount up to $3.5 million within five Business Days of receipt by the Representatives from the Company of an invoice documenting such expenses.

6.             Conditions to the Obligations of the Underwriters.  The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time and the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

11

(a)           The Final Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); the final term sheet contemplated by Section 5(b) hereto, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b)           The Company shall have requested and caused Gibson, Dunn & Crutcher LLP, outside counsel for the Company, to have furnished to the Representatives their opinion and negative assurance letter, dated the Closing Date and addressed to the Representatives, in the form agreed between such counsel and the Representatives.

(c)           Tiffany Doon Silva, Corporate Counsel to the Company, shall have furnished to the Representatives her opinion, dated the Closing Date and addressed to the Representatives, in the form agreed between such counsel and the Representatives.

(d)           The Representatives shall have received from Davis Polk & Wardwell LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Indenture, the Registration Statement, the Disclosure Package, the Final Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they shall reasonably request for the purpose of enabling them to pass upon such matters.

(e)           The Company shall have furnished to the Representatives a certificate of the Company, signed by the Treasurer of the Company, dated the Closing Date, to the effect that the signer of such certificate has carefully examined the Registration Statement, the Disclosure Package, the Final Prospectus and any supplements or amendments thereto, as well as each electronic road show used in connection with the offering of the Securities, and this Agreement and that:

(i)            the representations and warranties of the Company contained in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii)           no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

12

(iii)          since the date of the most recent financial statements included in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto), there has been no Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

(f)            On the date of this Agreement and also on the Closing Date, Ernst & Young LLP shall have furnished to the Representatives letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Disclosure Package and the Final Prospectus.

References to the Final Prospectus in this paragraph (f) include any supplement thereto at the date of the letter.

(g)           Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any amendment or supplement thereto), there shall not have been any (i) change to the capital stock (except for the issuance of options or the issuance or vesting of stock awards or restricted stock units pursuant to the Company’s equity incentive plans existing on the date hereof or any shares issued pursuant to “earnout” provisions in any completed acquisition by the Company, and except for repurchases of common stock pursuant to the Company’s previously announced common stock repurchase authorization) or long-term debt of the Company or any Material Adverse Effect, otherwise than as set forth or contemplated in the Disclosure Package and the Final Prospectus or (ii) the suspension or material limitation of trading in the capital stock of the Company on The NASDAQ Global Select Market, the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering or the delivery of the Securities on the terms and in the manner contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto).

(h)           Subsequent to the Execution Time, there shall not have occurred any downgrading, nor shall any notice have been given of (i) any intended or potential downgrading or (ii) any review or possible change that does not indicate an improvement in the rating accorded any securities of or guaranteed by the Company by any “nationally recognized statistical rating organization” (as such term is defined in Section 3(a)(62) of the Exchange Act).

(i)            Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

13

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives.  Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Davis Polk & Wardwell LLP, counsel for the Underwriters, at 1600 El Camino Real, Menlo Park, California 94025, on the Closing Date.

7.             Reimbursement of Underwriters’ Expenses.  If this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement or any condition of the Underwriters’ obligations cannot be fulfilled because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, the Company agrees to reimburse the Underwriters severally through the Representatives on demand, for all documented, reasonable out-of-pocket expenses (including the reasonable fees and expenses of their counsel) incurred by them in connection with the proposed purchase and sale of the Securities.

8.             Indemnification and Contribution.

(a)           The Company agrees to indemnify and hold harmless the Underwriters, the directors, officers, employees, affiliates and agents of each Underwriter and each person, if any, who controls any of the Underwriters within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including without limitation the reasonable and documented legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted) caused by (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Disclosure Package (or any part thereof) (taken together with the underwriting commissions and net proceeds set forth in the Final Prospectus), any Issuer Free Writing Prospectus or the Final Prospectus (or any amendment or supplement thereto if the Company shall have filed or furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to any of the Underwriters

14

furnished to the Company in writing by the Underwriters through you expressly for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof.

(b)           The Underwriters agree to indemnify and hold harmless the Company, its directors, its officers and each person who controls the Company within the meaning of Section 15 of the Act and Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Underwriters, but only with reference to information relating to any of the Underwriters furnished to the Company in writing by the Underwriters expressly for use in the Registration Statement, the Disclosure Package (or any part thereof), any Issuer Free Writing Prospectus or the Final Prospectus (or any amendment or supplement thereto), it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Disclosure Package and the Final Prospectus furnished on behalf of each Underwriter: the information contained in (i) the third paragraph under the caption “Underwriting”, (ii) the third sentence of the first paragraph under the caption “Underwriting—New Issue of Notes” and (iii) the two paragraphs under the caption “Underwriting—Stabilization and Short Positions.”

(c)           If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnity may be sought (the “Indemnifying Person”), and the Indemnifying Person shall be entitled to assume the defense of all Indemnified Persons in connection with such suit, action, proceeding, claim or demand, using counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding.  In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary, (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person or (iii) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred.  Any such separate firm for the Underwriters, the directors, officers, employees, affiliates and agents of each Underwriter and such control persons of the Underwriters shall be designated in writing by the Representatives and any such separate firm for the Company, its directors, its

15

officers and such control persons of the Company shall be designated in writing by the Company.  The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment.  No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding on terms reasonably satisfactory to such Indemnified Person.

(d)           If the indemnification provided for in the first and second paragraphs of this Section 8 is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company, on the one hand, and the Underwriters, on the other, shall be deemed to be in the same respective proportions as the net proceeds from the offering of such Securities (before deducting expenses) received by the Company and the total discounts and commissions received by the Underwriters bear to the aggregate offering price of the Securities.  The relative fault of the Company, on the one hand, and the Underwriters, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)           The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) of this Section 8.  The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) of this Section 8 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with investigating or defending any such action or claim.  Notwithstanding

16

the provisions of this Section 8, in no event shall the Underwriters be required to contribute any amount in excess of the amount by which the total price at which the Securities purchased by it were offered exceeds the amount of any damages that the Underwriters have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f)            The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

9.             Default by an Underwriter.  If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule II hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule II hereto, and arrangements satisfactory to the Underwriters and the Company for the purchase of such Securities are not made within 36 hours after such default, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company.  In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives and the Company shall determine in order that the required changes in the Registration Statement, the Disclosure Package and the Final Prospectus or in any other documents or arrangements may be effected.  Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in the Underwriting Agreement that, pursuant to this Section 9, purchases Securities that a defaulting Underwriter agreed but failed to purchase.

10.          Termination.  This Agreement shall be subject to termination in the absolute discretion of the Representatives, by written notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such delivery and payment (i) trading generally shall have been suspended or materially limited on or by, as the case may be, The New York Stock Exchange or The NASDAQ Global Select Market, (ii) trading of any securities of or guaranteed by the Company shall have been suspended on any exchange or in

17

any over the counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in U.S. financial markets or any calamity or crisis that, in the judgment of the Representatives, is material and adverse and that, in the judgment of the Representatives, makes it impracticable or inadvisable to proceed with the offering or delivery of the Securities as contemplated by this Agreement, the Disclosure Package or the Final Prospectus (exclusive of any amendment or supplement thereto).

11.          Representations and Indemnities to Survive.  The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors, employees, affiliates, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities.  The provisions of Sections 7, 8 and 16 hereof shall survive the termination or cancellation of this Agreement.

12.          Notices.  All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to (x) Merrill Lynch, Pierce, Fenner & Smith Incorporated, 50 Rockefeller Plaza NY1-050-12-01 New York, New York 10020 (fax: (646) 855-5958); Attention: High Grade Transaction Management/Legal or (y) Wells Fargo Securities, LLC, 550 South Tryon Street, Charlotte, North Carolina 28202 (fax: (704) 410-0326); Attention: Transaction Management; or, if sent to the Company, will be mailed, delivered or telefaxed to Intel Corporation, 2200 Mission College Boulevard, Santa Clara, California 95054, Attention: Treasurer (fax: (408) 653-6796), with a copy to the Director of Corporate Legal Group (fax: (408) 653-8050).

13.          Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, affiliates, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.  No purchaser of Securities from the Underwriters shall be deemed to be a successor by reason merely of such purchase.

14.          Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) among the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

15.          Applicable Law.  This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

18

16.          Waiver of Jury Trial.  The parties hereto hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

17.          Counterparts.  This Agreement may be signed in any number of counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

18.          Headings.  The section headings used herein are for convenience only and shall not affect the construction hereof.

19.          Definitions.  The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended and the rules and regulations of the Commission promulgated thereunder.

“Base Prospectus” shall mean the base prospectus referred to in paragraph 1(a) above contained in the Registration Statement at the Execution Time.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Preliminary Prospectus used most recently prior to the Execution Time, (ii) the Issuer Free Writing Prospectuses identified in Schedule IIIA hereto and (iii) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement and any post-effective amendment or amendments thereto became or becomes effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Final Prospectus” shall mean the prospectus supplement relating to the Securities that was first filed pursuant to Rule 424(b) after the Execution Time, together with the Base Prospectus.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

19

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Preliminary Prospectus” shall mean any preliminary prospectus supplement to the Base Prospectus referred to in paragraph 1(a) above which is used prior to the filing of the Final Prospectus, together with the Base Prospectus.

“Registration Statement” shall mean the automatic registration statement referred to in paragraph 1(a) above, including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended.

“Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430B” and “Rule 433” refer to such rules under the Act.

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended and the rules and regulations of the Commission promulgated thereunder.

“Well-Known Seasoned Issuer” shall mean a well-known seasoned issuer, as defined in Rule 405.

20

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

Very truly yours,

Intel Corporation

By:	/s/ Ravi Jacob
Name: Ravi Jacob
Title: Vice President and Treasurer

[Signature Page to Underwriting Agreement - USD]

The foregoing Agreement is
hereby confirmed and accepted
as of the date specified in
Schedule I hereto.

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

Wells Fargo Securities, LLC

By:	Merrill Lynch, Pierce, Fenner & Smith
Incorporated.

By:	/s/ Laurie Campbell
Name: Laurie Campbell
Title: Managing Director

By:	Wells Fargo Securities, LLC

By:	/s/ Carolyn Hurley
Name: Carolyn Hurley
Title: Director

For themselves and the other
several Underwriters, if any,
named in Schedule II to the
foregoing Agreement.

[Signature Page to Underwriting Agreement — USD]

SCHEDULE I

Underwriting Agreement dated July 22, 2015

Registration Statement No. 333-185253

Representatives:	Merrill Lynch, Pierce, Fenner & Smith
Incorporated
Wells Fargo Securities, LLC

Title, Purchase Price and Description of Securities:

Securities:

2020 Notes

Securities to be purchased:	2.450% Senior Notes due 2020

Aggregate Principal Amount:	$1,750,000,000

Purchase Price:	99.786% of the principal amount of the Securities, plus accrued interest, if any, from July 29, 2015

Maturity:	July 29, 2020

Interest Rate:	2.450% per annum, accruing from July 29, 2015

Interest Payment Dates:	January 29 and July 29, commencing January 29, 2016

Make-Whole Spread:	Treasury plus 15 basis points

2022 Notes

Securities to be purchased:	3.100% Senior Notes due 2022

Aggregate Principal Amount:	$1,000,000,000

Purchase Price:	99.806% of the principal amount of the Securities, plus accrued interest, if any, from July 29, 2015

Maturity:	July 29, 2022

Interest Rate:	3.100% per annum, accruing from July 29, 2015

Interest Payment Dates:	January 29 and July 29, commencing January 29, 2016

Make-Whole Spread:	Treasury plus 20 basis points

2025 Notes

Securities to be purchased:	3.700% Senior Notes due 2025

Aggregate Principal Amount:	$2,250,000,000

Purchase Price:	99.651% of the principal amount of the Securities, plus accrued interest, if any, from July 29, 2015

Maturity:	July 29, 2025

Interest Rate:	3.700% per annum, accruing from July 29, 2015

Interest Payment Dates:	January 29 and July 29, commencing January 29, 2016

Make-Whole Spread:	Treasury plus 25 basis points for any redemption prior to April 29, 2025

Par Call:	On or after April 29, 2025

Special Mandatory Redemption:	101% plus accrued interest if Altera acquisition does not close prior to December 31, 2016

2045 Notes

Securities to be purchased:	4.900% Senior Notes due 2045

Aggregate Principal Amount:	$2,000,000,000

Purchase Price:	99.522% of the principal amount of the Securities, plus accrued interest, if any, from July 29, 2015

Maturity:	July 29, 2045

2

Interest Rate:	4.900% per annum, accruing from July 29, 2015

Interest Payment Dates:	January 29 and July 29, commencing January 29, 2016

Make-Whole Spread:	Treasury plus 30 basis points for any redemption prior to January 29, 2045

Par Call:	On or after January 29, 2045

Special Mandatory Redemption:	101% plus accrued interest if Altera acquisition does not close prior to December 31, 2016

Closing Date, Time and Location: July 29, 2015 at 7:00 a.m.PT at Davis Polk & Wardwell LLP, 1600 El Camino Real, Menlo Park, California 94025

Type of Offering:  Non-delayed

Date referred to in Section 5(i) after which the Company may offer or sell debt securities issued or guaranteed by the Company without the consent of the Representatives: The Business Day following the Closing Date.

3

SCHEDULE II

Underwriter	Principal Amount of 2020 Notes to be Purchased	Principal Amount of 2022 Notes to be Purchased	Principal Amount of 2025 Notes to be Purchased	Principal Amount of 2045 Notes to be Purchased
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$831,250,000	$475,000,000	$1,068,750,000	$950,000,000
Wells Fargo Securities, LLC	831,250,000	475,000,000	1,068,750,000	950,000,000
Needham & Company, LLC	52,500,000	30,000,000	67,500,000	60,000,000
Lebenthal & Co., LLC	17,500,000	10,000,000	22,500,000	20,000,000
The Williams Capital Group, L.P.	17,500,000	10,000,000	22,500,000	20,000000
Total	$1,750,000,000	$1,000,000,000	$2,250,000,000	$2,000,000,000

SCHEDULE III

A. Schedule of Free Writing Prospectuses included in the Disclosure Package:

•                  Pricing Term Sheet dated July 22, 2015 relating to the Securities.

B. Schedule of Free Writing Prospectuses not included in the Disclosure Package:

•                  Company presentation on Net Roadshow dated July 22, 2015 relating to the Securities.

SCHEDULE IV

Filed pursuant to Rule 433

Registration No. 333-185253

Issuer Free Writing Prospectus dated July 22, 2015

Relating to Preliminary Prospectus Supplement dated July 22, 2015

Term Sheet

July 22, 2015

Issuer:	Intel Corporation
Anticipated Ratings:	A1 (Moody’s)/A+ (S&P)/A+ (Fitch)
Security Type:	SEC Registered
Trade Date:	July 22, 2015
Expected Settlement Date:	July 29, 2015 (T+5)

2.450% Senior Notes due 2020

Size:	$1,750,000,000
Maturity Date:	July 29, 2020
Coupon:	2.450%
Interest Payment Dates:	January 29 and July 29, commencing on January 29, 2016
Price to Public:	99.906%
Benchmark Treasury:	UST 1.675% due June 30, 2020
Benchmark Treasury Yield:	1.670%
Spread to Benchmark Treasury:	+80 bps
Yield:	2.470%
Make-Whole Call:	T+15 bps
CUSIP/ISIN:	458140 AQ3 / US458140AQ35

3.100% Senior Notes due 2022

Size:	$1,000,000,000
Maturity Date:	July 29, 2022
Coupon:	3.100%
Interest Payment Dates:	January 29 and July 29, commencing on January 29, 2016
Price to Public:	99.956%
Benchmark Treasury:	UST 2.125% due June 30, 2022
Benchmark Treasury Yield:	2.057%
Spread to Benchmark Treasury:	+105 bps
Yield:	3.107%
Make-Whole Call:	T+20 bps
CUSIP/ISIN:	458140 AR1 / US458140AR18

3.700% Senior Notes due 2025

Size:	$2,250,000,000
Maturity Date:	July 29, 2025
Coupon:	3.700%
Interest Payment Dates:	January 29 and July 29, commencing on January 29, 2016

Price to Public:	99.851%
Benchmark Treasury:	UST 2.125% due May 15, 2025
Benchmark Treasury Yield:	2.318%
Spread to Benchmark Treasury:	+140 bps
Yield:	3.718%
Make-Whole Call:	T+25 bps prior to April 29, 2025
Par Call:	On or after April 29, 2025
Special Mandatory Redemption:	101%+ accrued interest if Altera acquisition is not consummated
CUSIP/ISIN:	458140 AS9 / US458140AS90

4.900% Senior Notes due 2045

Size:	$2,000,000,000
Maturity Date:	July 29, 2045
Coupon:	4.900%
Interest Payment Dates:	January 29 and July 29, commencing on January 29, 2016

Price to Public:	99.922%
Benchmark Treasury:	UST 2.500% due February 15, 2045
Benchmark Treasury Yield:	3.055%
Spread to Benchmark Treasury:	+185 bps
Yield:	4.905%
Make-Whole Call:	T+30 bps prior to January 29, 2045
Par Call:	On or after January 29, 2045
Special Mandatory Redemption:	101%+ accrued interest if Altera acquisition is not consummated
CUSIP/ISIN:	458140 AT7 / US458140AT73

Joint Book-Running Managers:	Merrill Lynch, Pierce, Fenner & Smith
Incorporated
Wells Fargo Securities, LLC

Co-Managers:	Needham & Company, LLC
Lebenthal & Co., LLC
The Williams Capital Group, L.P.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market are required to settle in three business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on the date of pricing or the next business day will be required, by virtue of the fact that the notes initially will settle on the fifth business day following the pricing date (T+5), to specify alternative settlement arrangements to prevent a failed settlement.

A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus) and a preliminary prospectus supplement with the U.S. Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the preliminary prospectus supplement if you request it by calling (i) Merrill Lynch, Pierce, Fenner & Smith Incorporated toll-free at 1-800-294-1322 or (ii) Wells Fargo Securities, LLC at 1-800-645-3751.

SCHEDULE V

List of Significant Subsidiaries of the Company (determined as of December 27, 2014)

Significant Subsidiaries of the Company	State or Other Jurisdiction of Incorporation
Intel Americas, Inc.	Delaware, U.S.
Intel Asia Holding Limited	Hong Kong
Intel Benelux B.V.	Netherlands
Intel Capital Corporation	Delaware, U.S.
Intel China Finance Holding (HK) Limited	Hong Kong
Intel China Finance I (HK) Limited	Hong Kong
Intel China Finance II (HK) Limited	Hong Kong
Intel China Ltd.	People’s Republic of China
Intel Commodities Limited	Cayman Islands
Intel Corporation (UK) Ltd.	England and Wales
Intel Electronics Finance Limited	Cayman Islands
Intel Electronics Ltd.	Israel
Intel European Finance Corporation	Cayman Islands
Intel Finance B.V.	Netherlands
Intel Holdings B.V.	Netherlands
Intel International Finance CVBA	Belgium
Intel International, Inc.	California, U.S.
Intel Ireland Limited	Cayman Islands
Intel Malaysia Sdn. Berhad	Malaysia
Intel Overseas Funding Corporation	Cayman Islands
Intel Phils. Holding LLC	California, U.S.
Intel Products (Chengdu) Ltd.	People’s Republic of China
Intel Semi Conductors Ltd.	Israel
Intel Semiconductor (Dalian) Ltd.	People’s Republic of China
Intel Semiconductor (US) LLC	Delaware, U.S.
Intel Technologies, Inc.	Delaware, U.S.
Intel Technology Sdn. Berhad	Malaysia
Intel Warehouse Leixlip	Ireland
McAfee, Inc.	Delaware, U.S.
Mission College Investments Ltd.	Cayman Islands

Exhibit A

Form of Opinion of GDC

July 29 2015

Merrill Lynch, Pierce, Fenner & Smith
Incorporated
Wells Fargo Securities, LLC
As representatives of the several Underwriters

c/o Merrill Lynch, Pierce, Fenner & Smith
Incorporated
One Bryant Park
New York, NY 10036

c/o Wells Fargo Securities, LLC
550 South Tryon Street
Charlotte, North Carolina 28202

Re:               $           aggregate principal amount of        % Senior Notes due 2020,
$           aggregate principal amount of        % Senior Notes due 2022,
$           aggregate principal amount of        % Senior Notes due 2025, and
$           aggregate principal amount of        % Senior Notes due 2045

Ladies and Gentlemen:

We have acted as counsel to Intel Corporation, a Delaware corporation (the “Company”), in connection with the offering and sale by the Company of $           principal amount of        % notes due 2020, $           principal amount of        % notes due 2022, $           principal amount of        % notes due 2025 and $           principal amount of        % notes due 2045 (the “Securities”) pursuant to the Underwriting Agreement dated as of July 22, 2015 (the “Underwriting Agreement”) among the Company and the Underwriters named therein (the “Underwriters”) for whom you are acting as Representatives.  The Securities are being issued pursuant to an indenture dated as of March 29, 2006, as supplemented by the first supplemental indenture dated as of December 3, 2007 (together, the “Base Indenture”) between the Company and Wells Fargo Bank, National Association, as successor trustee (the “Trustee”), together with a supplemental indenture dated as of July 29, 2015 with respect to the Securities (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”).  This letter is delivered to you pursuant to Section 6(b) of the Underwriting Agreement.

In arriving at the opinions expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the Underwriting Agreement, the Indenture, the Securities and such other documents, corporate records, certificates of officers of the Company and of public officials and other instruments as we have deemed necessary or advisable to enable us to render these opinions.  In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.  As to any facts material to these opinions, we have relied to the extent we deemed appropriate and without independent investigation upon statements and representations of officers and other representatives of the Company and others.  Capitalized terms used herein and not otherwise defined herein are used herein as defined in the Underwriting Agreement.

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:

1.              The Company is a validly existing corporation in good standing under the laws of the State of Delaware.

2.              The Company has the corporate power to execute and deliver the Underwriting Agreement, the Base Indenture, the Supplemental Indenture and the Securities and to perform its obligations thereunder.

3.              The execution, delivery and performance of the Underwriting Agreement, the Base Indenture, the Supplemental Indenture and the Securities have been duly authorized by all necessary corporate action.

4.              The Underwriting Agreement has been duly executed and delivered by the Company.

5.              The Base Indenture and the Supplemental Indenture have been duly executed and delivered by the Company and constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

6.              The Securities, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, will be legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

7.              The execution and delivery by the Company of the Underwriting Agreement, the Indenture, the Supplemental Indenture and the Securities and the issuance by the Company of the Securities to the Underwriters  (i) do not and will not violate any law or regulation currently in effect of the State of New York, the State of California or the United States of America applicable to the Company or the Delaware General Corporation Law; and (ii) do not and will not require any filing with or approval of any governmental authority or regulatory body of the State of New York, the State of California or the United States of America under any law or regulation of the State of New York, the State of California or the United States of America applicable to the Company or the Delaware General Corporation Law, except for such filings or approvals as already have been made or obtained under the Securities Act of 1933, as amended (the “Securities Act”), and the Trust Indenture Act of 1939, as amended.  Other than the last clause of the preceding sentence, we are expressing no opinion in this paragraph regarding federal or state securities laws.

8.              To the extent that the statements in the Prospectus under the caption “Certain U.S. Federal Income Tax Consequences” purport to describe specific provisions of the Internal Revenue Code or the rules and regulations thereunder or legal conclusions with respect thereto, such statements in our opinion present in all material respects a fair and accurate summary of such matters.

9.              The statements included or incorporated by reference in (A) the Registration Statement in Item 15 and (B) the Disclosure Package and the Final Prospectus under the captions “Description of Notes,” “Description of Debt Securities,” and “Underwriting,” insofar as such statements specifically relate to provisions of documents or provisions of the Delaware General Corporation Law described therein, such statements present in all material respects an accurate summary of such provisions.

The opinions expressed above are subject to the following exceptions, qualifications, limitations and assumptions:

A.            We render no opinion herein as to matters involving the laws of any jurisdiction other than the State of New York, the State of California, the United States of America and, for purposes of paragraphs 1 through 7 above, the Delaware General Corporation Law.  We are not admitted to practice in the State of Delaware; however, we are generally familiar with the Delaware General Corporation Law as currently in effect and have made such inquiries as we consider necessary to render the opinions contained in paragraphs 1 through 7 above.  This opinion is limited to the effect of the current state of the laws of the State of New York, the State of California, the United States of America and, to the limited extent set forth above, the Delaware General Corporation Law and the facts as they currently exist.  We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts.

B.            Except as expressly set forth in paragraph 7, we express no opinion regarding the Securities Act, the Securities Exchange Act of 1934, as amended, the Trust Indenture Act of 1939 or any other federal or state securities laws or regulations.

C.            The opinions set forth in paragraphs 5 and 6 above are each subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors generally, including the effect of statutory or other laws regarding fraudulent transfers or preferential transfers, and (ii) general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies regardless of whether enforceability is considered in a proceeding in equity or at law.

D.            We express no opinion regarding the effectiveness of (i) any waiver of stay, extension or usury laws or of unknown future rights or (ii) provisions relating to indemnification or contribution, to the extent such provisions may be contrary to public policy or federal or state securities laws.

The opinions expressed above are solely for your benefit in connection with the transactions contemplated by the Underwriting Agreement and the Indenture and are not to be used for any other purpose or circulated, quoted or otherwise referred to for any purpose without, in each case, our written permission, except that Wells Fargo Bank, National Association in its capacity as Trustee under the Indenture, may rely on paragraphs 1 through 7 above as if they were addressed to it.

Very truly yours,

Form of Disclosure Letter of GDC

July 29, 2015

Merrill Lynch, Pierce, Fenner & Smith
Incorporated
Wells Fargo Securities, LLC
As representatives of the several Underwriters

c/o Merrill Lynch, Pierce, Fenner & Smith
Incorporated
One Bryant Park
New York, NY 10036

c/o Wells Fargo Securities, LLC
550 South Tryon Street
Charlotte, North Carolina 28202

Re:               $           aggregate principal amount of        % Senior Notes due 2020,
$           aggregate principal amount of        % Senior Notes due 2022,
$           aggregate principal amount of        % Senior Notes due 2025, and
$           aggregate principal amount of        % Senior Notes due 2045

Ladies and Gentlemen:

We have acted as counsel to Intel Corporation, a Delaware corporation (the “Company”), in connection with the offering and sale by the Company of $           principal amount of        % notes due 2020, $           principal amount of        % notes due 2022, $           principal amount of        % notes due 2025 and $           principal amount of        % notes due 2045 (the “Securities”) pursuant to the Underwriting Agreement dated as of July   , 2015 (the “Underwriting Agreement”) among the Company and the Underwriters named therein (the “Underwriters”) for whom you are acting as Representatives.  The Securities are being issued pursuant to an indenture dated as of March 29, 2006, as supplemented by the first supplemental indenture dated as of December 3, 2007 (together, the “Base Indenture”) between the Company and Wells Fargo Bank, National Association, as successor trustee (the “Trustee”), together with a supplemental indenture dated as of July 29, 2015 with respect to the Securities (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”).  This letter is delivered to you pursuant to Section 6(b) of the Underwriting Agreement.

In connection with the offering and sale of the Securities, we have reviewed:  (i) the Company’s Registration Statement on Form S-3 (Registration No. 333-185253) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on December 4, 2012 for the registration of debt securities, common stock, preferred stock, warrants, depositary shares, purchase contracts, guarantees and units; (ii) the core prospectus dated December 4, 2012 forming a part thereof, together with the documents incorporated therein by reference (the “Core Prospectus”); (iii) the preliminary prospectus supplement dated July 22, 2015 (the “Preliminary Prospectus Supplement”), in the form filed with the Commission pursuant to Rule 424(b) under the Securities Act on July 22, 2015; (iv) the final pricing term sheet dated July 22, 2015 prepared pursuant to Section 5(b) and Schedule IIIA of the Underwriting Agreement, in the forms filed with the Commission pursuant to Rule 433 under the Securities Act on July 22, 2015; and (v) the final prospectus supplement dated July 22, 2015 (the “Final Prospectus Supplement” and, collectively with the Preliminary Prospectus Supplement, the “Prospectus Supplement”) in the form filed with the Commission pursuant to Rule 424(b) under the Securities Act on July [•], 2015.  The registration statement, in the form in which it became effective on July 22, 2015, together with the documents incorporated therein by reference, is called the “Registration Statement.”  The Core Prospectus together with the Final Prospectus Supplement is called the “Prospectus.”  The Core Prospectus, including only the information incorporated therein by reference (as updated or superseded as provided therein) prior to [•], Eastern time, on July 22, 2015 (the “Applicable Time”), the Preliminary Prospectus Supplement and the Term Sheet are collectively called the “General Disclosure Package”.

Based solely on representations and warranties of the Company contained in the Underwriting Agreement as to factual matters, we are of the view that the Registration Statement is effective under the Securities Act and the Base Indenture has been qualified under the Trust Indenture Act of 1939, as amended.  To our knowledge, based solely upon confirmation from Commission’s website (https://www.sec.gov/litigation/stoporders.shtml) on July 29, 2015, as of the time of such confirmation no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted by the Commission.

We have participated in conferences with officers and other representatives of the Company, representatives of the independent auditors of the Company and your representatives and counsel at which the contents of the Registration Statement, the General Disclosure Package and the Prospectus and related matters were discussed.  Because the purpose of our professional engagement was not to establish or confirm factual matters and because we did not independently undertake to verify the accuracy, completeness or fairness of the statements set forth in the Registration Statement, the General Disclosure Package or the Prospectus, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the General Disclosure Package or the Prospectus except insofar as such statements specifically relate to us and to the extent expressly set forth in paragraphs 8 and 9 of our opinion delivered separately to you today.  Our identification of information as constituting the General Disclosure Package is for the limited purpose of making the statements set forth in this letter.  We express no opinion or belief as to the conveyance of the General Disclosure Package or the Prospectus or the information contained therein to investors generally or to any particular investors at any particular time or in any particular manner.

On the basis of the foregoing, and except for the financial statements and schedules, statistical information and other information of an accounting or financial nature and the Statement of Eligibility on Form T-1 of the Trustee included or incorporated by reference therein, as to which we express no opinion or belief, no facts have come to our attention that led us to believe:  (a)

that the Registration Statement, at the time it became effective (which, for purposes of this letter, shall mean July 22, 2015), or the Prospectus, as of the date of the Final Prospectus Supplement, were not appropriately responsive in all material respects to the requirements of the Securities Act, the Securities Exchange Act of 1934, as amended and the Trust Indenture Act of 1939, as amended and the applicable rules and regulations of the Commission thereunder; or (b)(i) that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein, or necessary to make the statements therein not misleading, (ii) that the General Disclosure Package, taken together with the underwriting commissions and net proceeds set forth in the Prospectus, at the Applicable Time, included an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) that the Prospectus, as of its date or as of the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

We assume no obligation to revise or supplement this letter in the event of any changes in law or fact arising after the date hereof.  The statements made in this letter are solely for your benefit in connection with the transactions contemplated by the Underwriting Agreement and the Indenture and are not to be used for any other purpose or circulated, quoted or otherwise referred to without, in each case, our written permission.

Very truly yours,

Exhibit B

Form of Opinion of Tiffany Doon Silva

July 29, 2015

Merrill Lynch, Pierce, Fenner & Smith
Incorporated
Wells Fargo Securities, LLC
As representatives of the several Underwriters

c/o Merrill Lynch, Pierce, Fenner & Smith
Incorporated
One Bryant Park
New York, NY 10036

c/o Wells Fargo Securities, LLC
550 South Tryon Street
Charlotte, North Carolina 28202

Re:               $           aggregate principal amount of        % Senior Notes due 2020,
$           aggregate principal amount of        % Senior Notes due 2022,
$           aggregate principal amount of        % Senior Notes due 2025, and
$           aggregate principal amount of        % Senior Notes due 2045

Ladies and Gentlemen:

I am Corporate Counsel of Intel Corporation, a Delaware corporation (the “Company”), and am rendering this opinion in connection with the offering and sale by the Company of $           principal amount of        % notes due 20  , $           principal amount of        % notes due 20  and $           principal amount of        % notes due 20   (the “Securities”) pursuant to the Underwriting Agreement dated as of July 22, 2015 (the “Underwriting Agreement”) among the Company and the Underwriters named therein (the “Underwriters”) for whom you are acting as Representatives.  The Securities are being issued pursuant to an indenture dated as of March 29, 2006, as supplemented by the first supplemental indenture dated as of December 3, 2007 (together, the “Base Indenture”) between the Company and Wells Fargo Bank, National Association, as successor trustee (the “Trustee”), together with a supplemental indenture dated as of July 29, 2015 with respect to the Securities (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”).  This letter is delivered to you pursuant to Section 6(c) of the Underwriting Agreement.

In connection with the opinions expressed herein, I have examined originals, or copies certified or otherwise identified to my satisfaction, of the Underwriting Agreement, the Indenture, and such other documents, corporate records, certificates of officers of the Company and the Significant Subsidiaries listed on Schedule A attached hereto (collectively, the “Significant Subsidiaries”) and of public officials, and other instruments as I have deemed necessary or advisable to enable me to render these opinions.  In my examination, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies and the authenticity of the originals of such copies.  As to any facts material to these opinions, I have relied to the extent I deemed appropriate and without independent investigation upon statements and representations of officers, appropriate employees and other representatives of the Company, the Significant Subsidiaries and others.  Capitalized terms used but not defined herein have the meanings given to them in the Underwriting Agreement.

(i)            (i)            all of the outstanding shares of capital stock of each Significant Subsidiary listed on Schedule A (except in the case of foreign subsidiaries, for directors’ qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

(ii)           (ii)           the issue and sale of the Securities and the performance by the Company of its obligations under the Securities, the Indenture and this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any of the agreements listed on Schedule B hereto, nor will any such action result in any violation of the provisions of the Certificate of Incorporation, Bylaws or other organizational documents of the Company; and

(iii)          (iii)          the Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Final Prospectus, will not be required to register as an “investment company” as defined in the Investment Company Act of 1940, as amended.

**********

The opinions expressed in this opinion are subject to the following exceptions, qualifications, limitations and assumptions:

1.             I render no opinion herein as to matters involving the laws of any jurisdiction other than the State of California and the United States of America.  This opinion is limited to the effect of the current state of the laws of the State of California, the United States of America and the facts as they currently exist.  I assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts.

2.             The opinions expressed above are solely for your benefit in connection with the transactions contemplated by the Underwriting Agreement and the Indenture, and are not to be used for any other purpose, or circulated, quoted or otherwise referred to for any purpose, without, in each case, my written permission.

Very truly yours,

Schedule A

Significant Subsidiaries
(determined as of December 27, 2014)

Significant Subsidiaries of the Company	State or Other Jurisdiction of Incorporation
Intel Americas, Inc.	Delaware, U.S.
Intel Asia Holding Limited	Hong Kong
Intel Benelux B.V.	Netherlands
Intel Capital Corporation	Delaware, U.S.
Intel China Finance Holding (HK) Limited	Hong Kong
Intel China Finance I (HK) Limited	Hong Kong
Intel China Finance II (HK) Limited	Hong Kong
Intel China Ltd.	People’s Republic of China
Intel Commodities Limited	Cayman Islands
Intel Corporation (UK) Ltd.	England and Wales
Intel Electronics Finance Limited	Cayman Islands
Intel Electronics Ltd.	Israel
Intel European Finance Corporation	Cayman Islands
Intel Finance B.V.	Netherlands
Intel Holdings B.V.	Netherlands
Intel International Finance CVBA	Belgium
Intel International, Inc.	California, U.S.
Intel Ireland Limited	Cayman Islands
Intel Malaysia Sdn. Berhad	Malaysia
Intel Overseas Funding Corporation	Cayman Islands
Intel Phils. Holding LLC	California, U.S.
Intel Products (Chengdu) Ltd.	People’s Republic of China
Intel Semi Conductors Ltd.	Israel
Intel Semiconductor (Dalian) Ltd.	People’s Republic of China
Intel Semiconductor (US) LLC	Delaware, U.S.
Intel Technologies, Inc.	Delaware, U.S.
Intel Technology Sdn. Berhad	Malaysia
Intel Warehouse Leixlip	Ireland
McAfee, Inc.	Delaware, U.S.
Mission College Investments Ltd.	Cayman Islands

Schedule B

Contracts

1.              Indenture for the Registrant’s 2.95% Junior Subordinated Convertible Debentures due 2035 between Intel Corporation and Wells Fargo Bank, National Association (as successor to Citibank N.A.), dated as of December 16, 2005 (the “Convertible Note Indenture”)

2.              Indenture dated as of March 29, 2006 between Intel Corporation and Wells Fargo Bank, National Association (as successor to Citibank N.A.) (the “Open-Ended Indenture”)

3.              First Supplemental Indenture to Convertible Note Indenture, dated as of July 25, 2007

4.              First Supplemental Indenture to Open-Ended Indenture, dated as of December 3, 2007

5.              Indenture for the Registrant’s 3.25% Junior Subordinated Convertible Debentures due 2039 between Intel Corporation and Wells Fargo Bank, National Association, dated as of July 27, 2009

6.              Second Supplemental Indenture to Open-Ended Indenture for the Registrant’s 1.95% Senior Notes due 2016, 3.30% Senior Notes due 2021, and 4.80% Senior Notes due 2041, dated as of September 19, 2011

7.              Third Supplemental Indenture to Open-Ended Indenture for the Registrant’s 1.35% Senior Notes due 2017, 2.70% Senior Notes due 2022, 4.00% Senior Notes due 2032, and 4.25% Senior Notes due 2042, dated as of December 11, 2012

8.              Fourth Supplemental Indenture to Open-Ended Indenture for the Registrant’s 4.25% Senior Notes due 2042, dated as of December 14, 2012

9.              Intel Corporation 1984 Stock Option Plan, as amended and restated effective July 16, 1997

10.       Intel Corporation 1997 Stock Option Plan, as amended and restated effective July 16, 1997

11.       Intel Corporation 2004 Equity Incentive Plan, effective May 19, 2004

12.       Form of Notice of Grant of Non-Qualified Stock Option under the Intel Corporation 2004 Equity Incentive Plan

13.       Standard Terms and Conditions Relating to Non-Qualified Stock Options granted to U.S. employees on and after May 19, 2004 under the Intel Corporation 2004 Equity Incentive Plan

14.       Standard International Non-Qualified Stock Option Agreement under the Intel Corporation 2004 Equity Incentive Plan

15.       Intel Corporation Non-Employee Director Non-Qualified Stock Option Agreement under the Intel Corporation 2004 Equity Incentive Plan

16.       Form of ELTSOP Non-Qualified Stock Option Agreement under the Intel Corporation 2004 Equity Incentive Plan

17.       Intel Corporation 2004 Equity Incentive Plan, as amended and restated, effective May 18, 2005

18.       Form of Notice of Grant of Restricted Stock Units

19.       Intel Corporation Nonqualified Stock Option Agreement under the 2004 Equity Incentive Plan

20.       Intel Corporation 2004 Equity Incentive Plan Standard Terms and Conditions relating to Non-Qualified Stock Options granted to U.S. employees on and after February 1, 2006 under the Intel Corporation 2004 Equity Incentive Plan (other than grants made under the SOP Plus or ELTSOP programs)

21.       Intel Corporation 2004 Equity Incentive Plan Terms and Conditions relating to Nonqualified Stock Options granted to U.S. employees on and after February 1, 2006 under the Intel Corporation 2004 Equity Incentive Plan for grants formerly known as ELTSOP Grants

22.       Intel Corporation Standard International Nonqualified Stock Option Agreement under the 2004 Equity Incentive Plan (for grants after February 1, 2006 under the ELTSOP Program)

23.       Intel Corporation 2006 Equity Incentive Plan, as amended and restated, effective May 17, 2006

24.       Form of Notice of Grant—Restricted Stock Units

25.       Form of Notice of Grant—Nonqualified Stock Options

26.       Intel Corporation 2006 Equity Incentive Plan Terms and Conditions relating to Restricted Stock Units granted on and after May 17, 2006 and before January 19, 2008 to U.S. employees under the Intel Corporation 2006 Equity Incentive Plan (for grants under the ELTSOP Program)

27.       Intel Corporation 2006 Equity Incentive Plan Terms and Conditions Relating to Restricted Stock Units Granted to Paul S. Otellini on April 17, 2008 under the Intel Corporation 2006 Equity Incentive Plan (under the ELTSOP RSU Program)

28.       Standard Terms and Conditions relating to Non-Qualified Stock Options granted to on and after May 17, 2006 and before January 19, 2008 under the Intel Corporation 2006 Equity Incentive Plan (for grants under the standard program)

29.       Intel Corporation 2006 Equity Incentive Plan Terms and Conditions relating to Nonqualified Stock Options granted to U.S. employees on and after May 17, 2006 and before January 19, 2008 under the Intel Corporation 2006 Equity Incentive Plan (for grants under the ELTSOP Program)

30.       Amendment of Stock Option and Restricted Stock Unit Agreements with the Elimination of Leave of Absence Provisions and the Addition of the Ability to Change the Grant Agreement as Laws Change

31.       Amendment to the Restricted Stock Unit Agreement under the 2006 Equity Incentive Plan (for RSUs granted on or after January 24, 2012 with Year 2 to Year 5 Vesting) and the Standard Terms and Conditions Relating to Restricted Stock Units Granted on and after January 24, 2012 under the 2006 Equity Incentive Plan (with Year 2 to 5 Vesting)

32.       Intel Corporation 2006 Equity Incentive Plan Terms and Conditions Relating to Nonqualified Options Granted to Paul Otellini on January 18, 2007 under the Intel Corporation 2006 Equity Incentive Plan

33.       Intel Corporation 2006 Equity Incentive Plan As Amended and Restated effective May 16, 2007

34.       Intel Corporation 2007 Executive Officer Incentive Plan, effective as of January 1, 2007

35.       Amendment to the Intel Corporation 2007 Executive Officer Incentive Plan, effective as of January 1, 2012

36.       Intel Corporation Deferral Plan for Outside Directors, effective July 1, 1998

37.       Intel Corporation Sheltered Employee Retirement Plan Plus, as amended and restated effective January 1, 2009

38.       Form of Indemnification Agreement with Directors and Executive Officers

39.       Intel Corporation 2006 Stock Purchase Plan, effective May 17, 2006

40.       Amendment to the Intel Corporation 2006 Stock Purchase Plan, effective February 20, 2009

41.       Intel Corporation 2006 Deferral Plan for Outside Directors, effective November 15, 2006

42.       Intel Corporation 2006 Equity Incentive Plan Standard Terms and Conditions relating to Restricted Stock Units granted on and after March 27, 2009 and before January 22, 2010 under the Intel Corporation 2006 Equity Incentive Plan (standard OSU program)

43.       Form of Terms and Conditions Relating to Nonqualified Options Granted to Paul Otellini under the Intel Corporation 2006 Equity Incentive Plan

44.       Intel Corporation 2006 Equity Incentive Plan, as amended and restated effective May 20, 2009

45.       Intel Corporation Non-Employee Director Restricted Stock Unit Agreement under the 2006 Equity Incentive Plan (for RSUs granted after January 17, 2008)

46.       Intel Corporation Non-Employee Director Restricted Stock Unit Agreement under the 2006 Equity Incentive Plan (for RSUs granted after March 27, 2009 and before January 22, 2010 under the OSU program)

47.       Form of Notice of Grant — Restricted Stock Units

48.       Intel Corporation Restricted Stock Unit Agreement Standard Terms and Conditions relating to Restricted Stock Units granted on and after January 22, 2010 and before January 24, 2010 under the Intel Corporation Equity Incentive Plan (standard OSU program)

49.       Intel Corporation Restricted Stock Unit Agreement under the Intel Corporation 2006 Equity Incentive Plan (for RSUs granted after January 22, 2010 under the standard OSU program)

50.       Intel Corporation 2006 Equity Incentive Plan Standard Terms and Conditions relating to Non-Qualified Stock Options granted to A. Douglas Melamed on January 22, 2010 under the Intel Corporation 2006 Equity Incentive Plan (standard option program)

51.       Intel Corporation Non-Employee Director Restricted Stock Unit Agreement under the 2006 Equity Incentive Plan (for RSUs granted after July 1, 2010 under the OSU program)

52.       Intel Corporation Restricted Stock Unit Agreement under the 2006 Equity Incentive Plan (for RSUs granted after January 20, 2011 under the standard MCM-RSU program)

53.       Intel Corporation Restricted Stock Unit Agreement under the 2006 Equity Incentive Plan (for RSUs granted after January 20, 2011 under the standard OSU program)

54.       Standard Terms and Conditions Relating to Restricted Stock Units Granted on and after January 20, 2011 and before January 24, 2012 under the Intel Corporation 2006 Equity Incentive Plan (standard OSU program)

55.       Standard Terms and Conditions Relating to Restricted Stock Units Granted on and after January 20, 2011 under the Intel Corporation 2006 Equity Incentive Plan (standard MCM-RSU program)

56.       Intel Corporation 2006 Equity Incentive Plan as Amended and Restated Effective May 19, 2011

57.       Intel Corporation Restricted Stock Unit Agreement under the 2006 Equity Incentive Plan (for RSUs granted on or after January 24, 2012 with Year 2 to Year 5 Vesting)

58.       Intel Corporation 2006 Equity Incentive Plan Standard Terms and Conditions Relating to Restricted Stock Units Granted on and after January 24, 2012 under the Intel Corporation 2006 Equity Incentive Plan (Year 2 to 5 Vesting)

59.       Intel Corporation 2006 Stock Purchase Plan, approved May 17, 2006 and effective July 31, 2006

60.       Intel Corporation 2006 Stock Purchase Plan as Amended and Restated Effective July 19, 2011

61.       Offer Letter from Intel Corporation to Doug Melamed dated November 10, 2009

62.       Settlement Agreement Between Advanced Micro Devices, Inc. and Intel Corporation, dated November 11, 2009

63.       Agreement and Plan of Merger Among Intel Corporation, Jefferson Acquisition Corporation and McAfee, Inc. dated August 18, 2010

64.       Patent Cross License Agreement between NVIDIA Corporation and Intel Corporation, dated January 10, 2011

65.       Terms and Conditions of Success Equity Award (CEO performance based RSUs)

66.       Intel Corporation 2006 Equity Incentive Plan, as amended and restated, effective May 16, 2013

67.       Intel Corporation 2006 Equity Incentive Plan Standard Terms and Conditions Relating to Restricted Stock Units Granted on and after January 23, 2014 under the 2006 Equity Incentive Plan (standard OSU program)

68.       Intel Corporation Non-Employee Director Restricted Stock Unit Agreement under the 2006 Equity Incentive Plan (for RSUs granted on or after July 1, 2014 under the OSU program)

69.       Intel Corporation 2014 Annual Performance Bonus Plan (amended and restated, effective January 1, 2014)

70.       Offer letter from Intel Corporation to Paul S. Otellini effective May 17, 2013

71.       Intel Corporation Non-Employee Director Restricted Stock Unit Agreement under the 2006 Equity Incentive Plan (for RSUs granted on or after January 23, 2015 under the Director RSU program)

72.       Intel Corporation Non-Employee Director Restricted Stock Unit Agreement under the 2006 Equity Incentive Plan (for RSUs granted on or after January 23, 2015 under the Director OSU program)

73.       Intel Corporation Restricted Stock Unit Agreement under the 2006 Equity Incentive Plan (for RSUs granted on or after January 23, 2015 under the Executive RSU program)

74.       Intel Corporation Restricted Stock Unit Agreement under the 2006 Equity Incentive Plan (for RSUs granted on or after January 23, 2015 under the Executive OSU program)

75.       Agreement and Plan of Merger among Intel Corporation, 615 Corporation and Altera Corporation, dated as of May 31, 2015.